Exhibit 99.2

TNF Pharmaceuticals (Formerly MyMD Pharmaceuticals) Begins Trading Under New Nasdaq Stock Symbol “TNFA” Effective Before Market Open Today

New name and stock symbol represents therapeutic focus on inhibiting TNF-alpha to regulate the immuno-metabolic system

BALTIMORE — July 24, 2024 — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (formerly MyMD Pharmaceuticals, Inc.) (the “Company”), a clinical stage biopharmaceutical company committed to developing novel therapies for age-related diseases and autoimmune and inflammatory conditions, today announced that its common stock, listed on the Nasdaq Capital Market, begins trading under the new ticker symbol, “TNFA,” effective before the market open today, July 24, 2024.

The new trading symbol “TNFA” replaces the Company’s previous trading symbol “MYMD” and coincides with the Company’s previously announced corporate name change to TNF Pharmaceuticals, Inc. The new corporate identity more accurately aligns with the Company’s scientific focus on TNF-alpha (TNF-alpha tumor necrosis factor-alpha, or TNF-α), a protein in the body that plays a key role in inflammation and autoimmunity. The Company’s lead clinical candidate, MYMD-1®, blocks the activity of excess TNF-α, which supports restoration of control and regulation of the immune system.

“Our Company’s new name and stock identity comes at an important time in our clinical development of MYMD-1, illuminating both our core science and our clinical candidate’s strong potential to be the first TNF-α inhibitor in this indication,” said the Company’s President, Chief Medical Officer and Director, Mitchell Glass, M.D.

Effective today, all stock trading, Securities and Exchange Commission filings and market-related information will be reported under the new trading symbol “TNFA.” The CUSIP for the Company’s common stock is unchanged. There is no action required by the Company’s current stockholders with respect to the trading symbol change.

About TNF Pharmaceuticals, Inc.

TNF Pharmaceuticals, Inc. (Nasdaq: TNFA), formerly known as MyMD Pharmaceuticals, Inc. (Nasdaq: MYMD), a clinical stage pharmaceutical company committed to extending healthy lifespan, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. MYMD-1® is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. MYMD-1 is being developed to treat diseases and disorders marked by acute or chronic inflammation. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic derivative of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit www.tnfpharma.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and the Company’s ability to, obtain and maintain regulatory approvals for clinical trials of the Company’s pharmaceutical candidates; the timing and results of the Company’s planned clinical trials for its pharmaceutical candidates; the amount of funds the Company requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company on April 1, 2024, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz
(646) 421-9523
rschatz@tnfpharma.com
www.tnfpharma.com